Exhibit 99.1

Eos Energy Enterprises Reports First Quarter 2021 Financial Results
Continues to make strong progress against strategic initiatives; Reiterates 2021 financial outlook

May 12, 2021 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) ("Eos"), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced financial results for the first quarter ended March 31, 2021.

Recent Business Highlights

†Booked orders of $33 million year-to-date resulting in backlog of $50.5 million, as of May 11, 2021
†Successfully shipped our second and third commercial orders, as of May 11, 2021
†On April 9, 2021, Eos acquired the remaining 51% ownership stake in Hi-Power, LLC, a manufacturing joint venture with Holtec International
†Successfully attained UL certification for 9540A and on track for full UL certification in the second quarter 2021

Eos Chief Executive Officer Joe Mastrangelo said, “We have made excellent progress in executing against our strategic initiatives during the first quarter. Our technology has successfully completed 265 MWh of operation, our factory is consistently delivering production and our next generation product, the Z3, is performing well in prototype testing.”

Mastrangelo concluded, “The growth we have achieved in our booked orders year to date validates that Eos’s differentiated technology is meeting a key customer need in the marketplace that other technologies are struggling to fill. We are pleased with our positive sales momentum and we believe we are on pace to achieve our targets for the year.”

First Quarter 2021 Financial Highlights
†We recognized $0.2 million of revenue from our first Gen 2.3 container shipped to the Shell (Nayo) microgrid solar storage solution in Nigeria.
†Cost of Sales of $0.1 million include $1.7 million of costs incurred in the current quarter. These costs were partially offset by a $1.6 million reversal of a reserve for losses on firm purchase commitments that we had recorded in 4Q ’20. We reversed this accrual because the batteries that we acquired under the purchase commitment in Q1 were ultimately used for R&D purposes, and therefore were expensed within R&D expense in the first quarter.
†Research and Development costs of $5.1 million were $2.2 million higher related to testing UL certifications partially offset by the accrual reversal in cost of sales. Additionally, we invested in development expenses specific to Z3 technology.
†General and administrative expenses of $16.7 million include a $7.8 million expense associated with the acquisition of the remaining 51% interest in Hi-Power. Furthermore, we incurred a $2.9 million increase in professional fees related to operating as a public company, including $1 million of non-recurring expenses and $2.5 million of higher stock compensation expenses.
†As of March 31, 2021, Eos had cash and cash equivalents of $101 million.

2021 Outlook
Eos reiterates its financial outlook for full year 2021 as follows:

†Revenue of $50 million
†Booked orders of $300 million as of December 31, 2021 to meet our commitments in 2022+

Eos expects to continue to make investments in its capabilities, technology, and organization. Additional priorities include:

†Achieve full UL certification
†Expand manufacturing capacity to 800 MWh
†Launch Gen 3.0 (Z3) system technology
†Invest in people and culture

Earnings Conference Call and Audio Webcast
Eos will host a conference call to discuss its first quarter 2021 financial results on May 12, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing 1-877-705-6003, or for international callers 1-201-493-6725. The call will also be webcast live from Eos's investor relations website at https://investors.eose.com.

The conference call replay will be available via webcast through Eos’s investor relations website. A telephone replay will be available from 11:30 a.m. ET on May 12, 2021, through May 19, 2021, by dialing 1-844-512-2921, or for international callers 1-412-317-6671. The replay passcode will be 13718829.

About Eos
Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth® aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, commercial, and residential customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts
Investors	Media
Ed Yuen	James McCusker
ir@eose.com	media@eose.com

May 12, 2021

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics

Backlog. Our backlog represents the amount of revenue that we expect to realize from existing agreements with our customers for the sale of our batteries and performance of services. The backlog is calculated by adding the orders of the current fiscal year to the backlog as of the end of the prior fiscal year and then subtracting the revenue recognized in the current fiscal year. If the amount of an order already recognized in the current or the previous fiscal years is modified or if an order from the current fiscal year is cancelled, we adjust orders for the current quarter and also our backlog accordingly, but do not retroactively adjust previously published backlogs. However, if an order from a previous fiscal year is cancelled, orders of the current quarter and, accordingly, the current fiscal year are generally not adjusted; instead, the existing backlog is revised directly. There is no comparable US-GAAP financial measure for backlog. We believe that the backlog is a useful indicator regarding the future revenue of our Company resulting from already recognized orders.

May 12, 2021

Pipeline. Our pipeline represents projects that we have submitted technical proposals or non-binding quotes plus customers with letter of intents or firm commitments. Pipeline does not include lead generation projects.

EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	For the three months ended
	March 31, 2021	March 31, 2020
Revenue
Total revenue	$164	$—

Costs and expenses
Cost of sales	100	57
Research and development expenses	5,053	2,230
General and administrative expenses	16,654	2,359
Grant expense (income), net	8	346
Total costs and expenses	21,815	4,992

Operating loss	(21,651)	(4,992)
Other income (expense)	195	(4,356)
Net loss	$(21,456)	$(9,348)

Basic and diluted loss per share attributable to common shareholders
Basic	$(0.42)	$(2.38)
Diluted	$(0.42)	$(2.38)

Weighted average shares of Common Stock
Basic	51,126,863	3,930,336
Diluted	51,126,863	3,930,336

May 12, 2021

EOS ENERGY ENTERPRISES, INC
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31, 2021	December 31, 2020

Balance sheet data
Cash and cash equivalents	$100,717	$121,853
Other current assets	6,674	5,514
Property and equipment, net	7,995	5,653
Investment in joint venture	8,176	3,736
Other assets	4,238	1,508
Total assets	127,800	138,264
Total liability	25,993	17,479
Total Equity	101,807	120,785

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	For the three months ended
	March 31, 2021	March 31, 2020

Cash used in operating activities	(9,703)	(321)
Cash used in investing activities	(11,360)	(1,579)
Cash provided by (used in) financing activities	(73)	1,657
Net decrease in cash and cash equivalents	(21,136)	(243)
Cash and cash equivalents, beginning of year	121,853	862
Cash and cash equivalents, end of the period	$100,717	$619

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May 12, 2021